Exhibit 99.3

MannKind Corporation

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL INFORMATION

Introduction

On August 24, 2025, MannKind Corporation (“MannKind,” “the Company,” “we,” “our,” “us,” or similar terms) entered into an Agreement and Plan of Merger (the "Merger Agreement") with Seacoast Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of MannKind, and scPharmaceuticals Inc. (“scPharma”), a Delaware corporation. Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) to acquire all the outstanding shares of scPharma common stock at an offer price of $5.35 per share in cash (the “Cash Amount”), without interest, subject to any applicable withholding taxes, and one non-tradeable contingent value right (“CVR”) per share, which represents the right to receive certain contingent payments of up to an aggregate amount of $1.00 per CVR in cash, without interest, subject to any applicable withholding taxes, upon the achievement of certain regulatory and net sales milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the CVR Agreement (as defined below) (the Cash Amount plus the CVR, collectively, the “Offer Price”). The Offer expired at one minute after 11:59 p.m., Eastern time, on October 6, 2025 and promptly thereafter, following the satisfaction of all of the conditions to the Offer, Merger Sub irrevocably accepted for payment all shares of scPharma common stock validly tendered and not validly withdrawn pursuant to the Offer and payment of the Offer Price for such shares was made promptly in accordance with the terms of the Offer and the Merger Agreement. MannKind completed the acquisition of scPharma (the “Acquisition”) on October 7, 2025 (the “Closing Date”), by causing Merger Sub to merge with and into scPharma (the “Merger”) pursuant to the Merger Agreement without any action by scPharma stockholders in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into scPharma, the separate existence of Merger Sub ceased and scPharma continued as a direct wholly owned subsidiary of MannKind.

At the Effective Time, each share of scPharma common stock issued and outstanding immediately prior to the Effective Time (other than such shares owned by scPharma, MannKind or Merger Sub or by any of their respective subsidiaries (or held in scPharma’s treasury), which were cancelled and ceased to exist, and no consideration was delivered in exchange therefor) was cancelled and ceased to exist, and (other than any shares held by holders who were entitled to appraisal rights under Section 262 of the DGCL and who properly exercised and perfected such holder’s respective demands for appraisal and, as of the Effective Time, had not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL), and was converted into the right to receive the Offer Price, without interest, subject to any applicable withholding of taxes.

In addition, pursuant to the terms of the Merger Agreement, effective as of immediately prior to the Effective Time, by virtue of the Merger, without any action on the part of scPharma, MannKind or the holder thereof: (i) each option to purchase shares of scPharma common stock (each, an “scPharma Option”) that was outstanding and unexercised as of immediately prior to the Effective Time and that did not have an exercise price per share that is equal to or greater than the Cash Amount, whether or not then vested or exercisable, was canceled and converted into the right to receive (x) an amount in cash, without interest and subject to any applicable withholding taxes, equal to the product obtained by multiplying (A) the total number of shares of scPharma common stock subject to such scPharma Option immediately prior to such cancellation by (B) the excess, if any, of (1) the Cash Amount over (2) the exercise price payable per share of scPharma common stock underlying such scPharma Option and (y) one CVR in respect of each share of scPharma common stock subject to such scPharma Option, and (ii) each restricted stock unit award with respect to shares of scPharma common stock (each, an “scPharma RSU Award”) that was outstanding immediately prior to the Effective Time, whether or not then vested, fully vested and was canceled and converted into the right to receive (x) an amount in cash, without interest and subject to any applicable withholding taxes, equal to the product obtained by multiplying (A) the number of shares of scPharma common stock subject to such scPharma RSU Award immediately prior to such cancellation, by (B) the Cash Amount and (y) one CVR in respect of each share of scPharma common stock subject to such scPharma RSU Award.

All warrants to purchase shares of scPharma common stock (“scPharma Warrants”) were exercised prior to the Effective Time, and the shares of scPharma common stock underlying such exercised scPharma Warrants were treated in the same manner as each share of scPharma common stock outstanding immediately prior to the Effective Time.

Pursuant to the Merger Agreement, on the Closing Date, MannKind and Broadridge Corporate Issuer Solutions, LLC (the “Rights Agent”) entered into a Contingent Value Rights Agreement (the “CVR Agreement”), governing the terms of the CVRs issued pursuant to the Offer and the Merger. Holders of the CVRs will not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive the following contingent cash payments, without interest, subject to any applicable withholding taxes (each, a “Milestone Payment”), conditioned upon the achievement of the following milestone conditions within the following specified time periods:

i.
Milestone 1 — Receipt of U.S. Food and Drug Administration (“FDA”) approval of a drug-device combination product comprising SCP-111 delivered either in an autoinjector or scPharma’s device supplier-developed Self-Dose injection delivery system (such product, an “Injection Product” and, such milestone, “Milestone 1”) with (a) $0.75 per CVR if Milestone 1 is achieved by September 30, 2026, (b) $0.50 per CVR if Milestone 1 is achieved by December 31, 2026 and (c) $0.25 per CVR if Milestone 1 is achieved by June 30, 2027 (the “Milestone 1 Outside Date”). Milestone 1 will not be achieved if FDA approval occurs after the Milestone 1 Outside Date; and

ii.
Milestone 2 — Achievement in any trailing consecutive 12-month period ending prior to and including December 31, 2026 (the “Milestone 2 Outside Date” and, together with the Milestone 1 Outside Date, the “Milestone Outside Dates”) of at least $110.0 million of worldwide net sales of all Injection Products and FUROSCIX® Infusors (collectively, the “Products”) in such 12-month period (“Milestone 2” and, together with Milestone 1, the “Milestones”) with (a) $0.25 per CVR upon the achievement of $120.0 million of worldwide net sales in such period and (b) between $0.10 and $0.25 per CVR if, as of December 31, 2026, the highest worldwide net sales in any trailing 12-month period were between $110.0 million and $120.0 million, which payment will be calculated on a straight-line basis such that the payment per CVR increases proportionally as worldwide net sales increase from $110.0 million to $120.0 million. Milestone 2 will not be achieved if trailing worldwide net sales are less than $110 million during this period.

With respect to each Milestone, until the earlier of the date on which such Milestone has been achieved and the applicable Milestone Outside Date, as applicable, MannKind (directly or through its assignees or their respective affiliates or certain sublicensees of any of the foregoing) is obligated to use certain specified commercially reasonable efforts to achieve such Milestone. There can be no assurance that either Milestone 1 or Milestone 2 will be achieved on or before the applicable Milestone Outside Date or that any Milestone Payments will be made.

MannKind financed the Acquisition through a combination of cash on hand and net proceeds from its existing Loan Agreement, dated as of August 6, 2025, by and among MannKind, certain subsidiaries of MannKind from time to time party thereto, Wilmington Trust, National Association, as agent (the “Agent”), Blackstone Alternative Credit Advisors LP and the lenders from time to time party thereto, as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of August 24, 2025, by and among MannKind, the Amendment No. 1 Incremental Term Lenders (as defined therein), the other lenders party thereto, and the Agent (as amended, the “Credit Agreement”). The Credit Agreement provides for an initial term loan of $75.0 million (“Initial Term Loan”), a delayed draw term loan (“DDTL”) of up to $125.0 million and an additional incremental delayed draw term loan commitment of $175.0 million solely to finance a portion of the fees, premiums, expenses and other transaction costs incurred in connection with the Acquisition (“Incremental Term Loan”). The Initial Term Loan was drawn on August 6, 2025, and, on the Close Date, MannKind drew the full $175.0 million of the Incremental Term Loan and drew $75.0 million on the DDTL to finance the Acquisition. The total draws on the Credit Agreement as of the Closing Date were $325.0 million, which are net of $6.3 million of lender fees. Borrowings under the Credit Agreement bear interest at a rate of at a rate per annum equal to one, three or six month term SOFR (at MannKind’s election), subject to a 2% floor, plus a margin of 4.75%. Interest is paid quarterly or, if MannKind elects one-month SOFR, monthly. The interest rate margin increases to 5.00% at any time MannKind’s ratio of indebtedness to adjusted EBITDA (measured on a trailing four quarter basis) is greater than or equal to 5.00:1.00 as of the most recent fiscal quarter.

This unaudited pro forma consolidated and combined financial information presents the pro forma effects of the Acquisition of scPharma by MannKind. The following unaudited pro forma consolidated and combined financial information has been prepared in accordance with Article 11 of Regulation S-X using accounting policies consistent with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The unaudited pro forma consolidated and combined financial information (1) applies the acquisition method of accounting pursuant to Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with MannKind as the acquiring entity, and (2) is based on MannKind’s and scPharma’s historical financial statements, adjusted to reflect the pro forma effects of the Acquisition.

In accordance with ASC 805, MannKind estimated and allocated the acquisition date fair value to the tangible assets acquired, identifiable intangible assets, and liabilities assumed, as well as the related income tax impacts. The excess of the purchase consideration over the identifiable net assets acquired was recorded as goodwill. These fair value measurements and purchase price allocation are preliminary and subject to revision as additional information is obtained. As such, the final purchase price allocation may vary from these estimates.

Management believes that the unaudited pro forma consolidated and combined financial information includes all material adjustments necessary to appropriately reflect the transaction accounting adjustments in accordance with Article 11 of Regulation S-X. However, the final purchase price allocation and accompanying adjustments may differ materially from these preliminary estimates.

The unaudited pro forma consolidated and combined financial information includes pro forma consolidated and combined balance sheet data as of June 30, 2025, and pro forma consolidated and combined income statement data for the year ended December 31, 2024, and the interim six-month period ended June 30, 2025.

This unaudited pro forma consolidated and combined financial information is provided for informational purposes only and does not purport to represent what the financial results or position of MannKind would have been had the Acquisition occurred on the dates indicated or project the financial performance of the combined company in any future period. These pro forma figures also exclude any potential synergies or cost savings arising from the integration of the two companies and any restructuring or one-time expenses, except as specifically noted in the transaction accounting adjustments. In addition, on September 23, 2025, MannKind provided scPharma with a loan in the amount of $10.0 million (the "Bridge Financing") which was expected to be forgiven in connection with the Acquisition. On November 6, 2025, Mankind entered into a termination agreement with scPharma whereby the full amount under the Bridge Financing was forgiven. As the Bridge Financing was effectively settled between MannKind and scPharma as a result of the Acquisition, the amount forgiven is considered in the total purchase price. Accordingly, the Company will include the amount of the Bridge Financing as cash consideration transferred in the unaudited pro forma consolidated and combined financial information.

The unaudited pro forma consolidated and combined financial information gives effect to the accounting for the Acquisition, including pro forma adjustments to illustrate the estimated effects of the Acquisition (the “acquisition transaction adjustments”), as well as the effects of the Credit Agreement used to finance the Acquisition (the “financing transaction adjustments”).

The preparation of this unaudited pro forma consolidated and combined financial information utilized the following sources:

•
Historical unaudited financial statements and accompanying notes of MannKind as of and for the six-month period ended June 30, 2025, included in its Quarterly Report on Form 10-Q filed with the SEC on August 6, 2025.
•
Historical audited financial statements and accompanying notes of MannKind as of and for the year ended December 31, 2024, included in its Annual Report on Form 10-K filed with the SEC on February 26, 2025.
•
Historical unaudited financial statements and accompanying notes of scPharma as of and for the six-month period ended June 30, 2025, included in its Quarterly Report on Form 10-Q filed with the SEC on August 7, 2025

•
Historical audited financial statements and accompanying notes of scPharma as of and for the year ended December 31, 2024, included in its Annual Report on Form 10-K filed with the SEC on March 19, 2025.

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED BALANCE SHEET

(in thousands, except share and per share data)

	As of June 30, 2025
	MannKind	scPharma Reclassified – Note 3	Financing Transaction Adjustments	TM	Acquisition Transaction Adjustment	TM	Pro Forma Combined
Assets
Cash and cash equivalents	57,006	40,809	317,944	A	(8,516)	B	10,192
			-		(396,417)	C
			-		(634)	D
Short-term investments	121,979	-	-		-		121,979
Accounts receivable, net	27,142	19,409	-		-		46,551
Inventory	28,491	14,573	-		(2,447)	C	40,617
Prepaid expenses and other current assets	44,409	3,938	-		-		48,347
Total Current Assets	279,027	78,729	317,944		(408,014)		267,686
Restricted cash	741	-	-		-		741
Long-term investments	22,240	-	-		-		22,240
Property and equipment, net	82,965	48	-		-		83,013
Goodwill	1,931	-	-		40,357	C	42,288
Other intangible assets	5,169	-	-		323,600	C	328,769
Other assets	19,624	1,478	-		-		21,102
Total Assets	411,697	80,255	317,944		(44,057)		765,839

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	10,257	4,026	-		-		14,283
Accrued expenses and other current liabilities	30,915	16,404	-		(1,283)	C	48,627
			-		2,591	D
Contingent consideration	-	-	-		25,217	C	25,217
Senior convertible notes - current	36,166	-	-		-		36,166
Liability for sale of future royalties – current	13,344	-	-		-		13,344
Financing liability - current	10,190	-	-		-		10,190
Deferred revenue — current	10,954	-	-		-		10,954
Total current liabilities	111,826	20,430	-		26,525		158,781
Liability for sale of future royalties – long term	137,230	-	-		-		137,230
Financing liability - long term	93,476	-	-		-		93,476
Deferred revenue — long term	45,472	-	-		-		45,472
Recognized loss on purchase commitments — long term	66,076	-	-		-		66,076
Operating lease liability	10,656	984	-		-		11,640
Term loan, long-term	-	51,200	317,944	A	(51,200)	C	317,944
Revenue purchase and sale liability	-	28,957	-		(28,957)	C	-
Milestone liabilities	2,003	-	-		-		2,003
Total liabilities	466,739	101,571	317,944		(53,632)		832,622

Common Stock	3,063	5	-		(5)	C	3,063
Additional paid-in capital	3,128,631	382,939	-		(382,939)	C	3,128,631
Accumulated other comprehensive income	1,257	-	-		-		1,257
Accumulated deficit	(3,187,993)	(404,260)	-		(8,516)	B	(3,199,734)
			-		404,260	C
			-		(3,225)	D
Total stockholders’ deficit	(55,042)	(21,316)	-		9,575		(66,783)
Total liabilities and stockholders’ deficit	411,697	80,255	317,944		(44,057)		765,839

The accompanying notes are an integral part of the unaudited pro forma consolidated and combined financial information.

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2025

(in thousands, except share and per share data)

Statements of Operations - USD ($)
	MannKind	scPharma Reclassified – Note 3	Financing Transaction Adjustments	TM	Acquisition Transaction Adjustment	TM	Pro Forma Combined
Revenues:
Commercial product sales	41,427	27,793	-		-		69,220
Collaborations and services	52,221	-	-		-		52,221
Royalties	61,233	-	-		-		61,233
Total revenue	154,881	27,793	-		-		182,674
Expenses:
Cost of goods sold – commercial	8,375	8,482	-		6,467	BB	23,324
Cost of revenue – collaborations and services	29,709	-			-		29,709
Research and development	24,697	8,729	-		(765)	CC	32,661
Selling, general and administrative	56,636	42,633	-		(2,049)	CC	97,220
Loss on foreign currency transaction	7,872	-	-		-		7,872
Total expenses	127,289	59,844	-		3,653		190,786
Income (loss) from operations	27,592	(32,051)	-		(3,653)		(8,112)
Other income (expense)
Interest income, net	3,788	1,225	-		-		5,013
Interest expense	(4,930)	(2,786)	(15,422)	AA	2,785	DD	(20,353)
Interest expense on liability for sale of future royalties	(7,050)	-	-		-		(7,050)
Interest expense on financing liability	(4,843)	-	-		-		(4,843)
Other income	-	8	-		-		8
Change in fair value of term loan	-	150	-		(150)	EE	-
Change in fair value of revenue purchase and sale liability	-	(4,312)	-		4,312	EE	-
Total other expense	(13,035)	(5,715)	(15,422)		6,947		(27,225)
Income (loss) before income tax expense	14,557	(37,766)	(15,422)		3,294		(35,337)
Income tax expense	731	-	-		-		731
Net income (loss)	13,826	(37,766)	(15,422)		3,294		(36,068)

Net income (loss) per share - basic	$0.05	$(0.70)					$(0.12)
Weighted average shares used to compute net income (loss) per share - basic	304,222	53,698,138					304,222
Net income (loss) per share - diluted	$0.04	$(0.70)					$(0.12)
Weighted average shares used to compute net income (loss) per share - diluted	312,381	53,698,138					304,222

The accompanying notes are an integral part of the unaudited pro forma consolidated and combined financial information.

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2024

(in thousands, except share and per share data)

Statements of Operations - USD ($)
	MannKind	scPharma Reclassified – Note 3	Financing Transaction Adjustments	TM	Acquisition Transaction Adjustment	TM	Pro Forma Combined
Revenue
Commercial product sales	82,329	36,332	-		-		118,661
Collaborations and services	100,840	-	-		-		100,840
Royalties	102,335	-	-		-		102,335
Total revenue	285,504	36,332	-		-		321,836
Expenses:
Cost of goods sold – commercial	17,429	11,361	-		10,486	BB	39,276
Cost of revenue – collaborations and services	59,173	-	-		-		59,173
Research and development	45,893	12,098	-		(1,538)	CC	56,832
			-		379	GG
Selling, general and administrative	94,329	77,649	-		8,516	FF	179,436
			-		(3,904)	CC
			-		2,846	GG
Gain on foreign currency transaction	(3,907)	-	-		-		(3,907)
Total expenses	212,917	101,108	-		16,785		330,810
Income (loss) from operations	72,587	(64,776)	-		(16,785)		(8,974)
Other income (expense)
Interest income, net	12,615	3,444	-		-		16,059
Interest expense on liability for sale of future royalties	(16,172)	-	-		-		(16,172)
Interest expense on financing liability	(9,828)	-	-		-		(9,828)
Interest expense	(11,981)	(7,570)	(30,843)	AA	1,485	DD	(48,909)
Gain on bargain purchase	5,259	-	-		-		5,259
Other income	32	3,633	-		-		3,665
Loss on settlement of debt	(20,444)	(13,032)	-		-		(33,476)
Loss on available-for-sale securities	(1,550)	-	-		-		(1,550)
Change in fair value of term loan	-	(3,205)	-		3,205	EE	-
Change in fair value of revenue purchase and sale liability	-	(3,642)	-		3,642	EE	-
Total other income	(42,069)	(20,372)	(30,843)		8,332		(84,952)
Income (loss) before provision for income taxes	30,518	(85,148)	(30,843)		(8,453)		(93,926)
Provision for income taxes	2,930	-	-		-		2,930
Net income (loss)	27,588	(85,148)	(30,843)		(8,453)		(96,856)

Net income (loss) per share - basic	$ 0.10	$ (1.91)					$ (0.35)
Weighted average shares used to compute net income (loss) per share - basic	274,415	44,519,669					274,415
Net income (loss) per share - diluted	$ 0.10	$ (1.91)					$ (0.35)
Weighted average shares used to compute net income (loss) per share - diluted	283,844	44,519,669					274,415

The accompanying notes are an integral part of the unaudited pro forma consolidated and combined financial information.

Notes to Unaudited Pro Forma Consolidated and Combined Financial Information

1.
Basis of Presentation

The accompanying unaudited pro forma consolidated and combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated and combined balance sheet is presented as if the acquisition of scPharma by MannKind had occurred on June 30, 2025, and the unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2024 and for the six-month interim period ended June 30, 2025, give effect to the acquisition as if it had occurred on January 1, 2024.

The unaudited pro forma consolidated and combined financial information does not reflect any anticipated synergies, dis-synergies, operating efficiencies, or cost savings resulting from the acquisition, nor does it include any integration-related costs that may be incurred subsequent to the transaction. The pro forma adjustments represent MannKind’s best estimates and are based upon currently available information and certain assumptions that MannKind believes are reasonable under the circumstances. There are no other known material transactions or accounting policy differences between MannKind and scPharma during the periods presented, except for the adjustments reflected in the accompanying unaudited pro forma consolidated and combined financial information.

2.
Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma consolidated and combined financial information are those set forth in MannKind’s audited consolidated financial statements for the year ended December 31, 2024. Management conducted a comprehensive review of the accounting policies of both MannKind and scPharma to identify potential policy differences. Based on information available and management’s current understanding, no significant accounting policy differences have been identified that would require adjustments to the unaudited pro forma consolidated and combined financial information. If further differences are discovered during the integration process, appropriate adjustments will be reflected in subsequent filings.

3.
Reclassification Adjustments

In preparing the pro forma consolidated and combined financial information, the following adjustments and reclassifications were made to the scPharma’s historical financial statement line item captions to conform to the presentation of MannKind’s historical financial statements:

scPharma Historical FS	Consolidated and Combined FS	Historical scPharma Before Adjustment	Adjustment	Note	scPharma Historical FS as Adjusted
Prepaid expenses	Prepaid expenses and other current assets	3,654	284	(a)	3,938
Deposits and other current assets	Prepaid expenses and other current assets	284	(284)	(a)	-
Right-of-use lease assets - operating, net	Other assets	1,175	303	(b)	1,478
Deposits and other assets	Other assets	303	(303)	(b)	-
Accrued expenses	Accrued expenses and other current liabilities	16,082	322	(c)	16,404
Other current liabilities	Accrued expenses and other current liabilities	58	(58)	(c)	-
Lease obligation - operating, short-term	Accrued expenses and other current liabilities	264	(264)	(c)	-
Lease obligation - operating, long-term	Operating lease liability
Product revenues, net	Commercial product sales
Cost of product revenues	Cost of goods sold - commercial
Interest income	Interest income, net
Other income	Other income (expense)
Loss on extinguishment of debt	Loss on settlement of debt

(a)
Represents an adjustment to reclassify $0.3 million of Deposits and other current assets to Prepaid expenses and other current assets.

(b)
Represent an adjustment to reclassify $1.2 million of Right-of-use lease assets - operating, net and $0.3 million of Deposits and other assets to Other assets.
(c)
Represents an adjustment to reclassify $0.3 million of lease obligation – operating, short-term and less than $0.1 million of Other current liabilities to Accrued expenses and other current liabilities.

4.
Pro Forma Adjustments

The pro forma adjustments described above are preliminary in nature and may differ materially as MannKind finalizes allocation of the purchase price, valuations of scPharma’s assets and liabilities, and other acquisition-related factors.

Transaction Accounting Adjustments to Unaudited Pro Forma Consolidated and Combined Balance Sheet

The unaudited pro forma consolidated and combined balance sheet as of June 30, 2025 reflects the following transaction accounting adjustments related to the Acquisition:

A-
Reflects the adjustment to cash in connection with the borrowings under the Credit Agreement used to finance the Acquisition, as follows (in thousands):

Draw of the Initial Term Loan on August 6, 2025	$ 75,000
Draw of the Incremental Term Loan upon the Closing Date	175,000
Draw of the Delayed Draw Term Loan upon the Closing Date	75,000
Less: Lender fees	(6,338)
Less: Third party costs	(718)
Net proceeds	$317,944

B-
Reflects the settlement of transaction expenses incurred by MannKind of $8.5 million, which have been expensed and are reflected within accumulated deficit. Out of these transaction expenses, $6.2 million were paid in cash prior to or upon the Closing Date, and $2.3 million are accrued as of the Closing Date.

C-
Reflects the preliminary purchase price allocation and elimination of scPharma's historical accumulated deficit as of June 30, 2025.The preliminary purchase price allocation is as follows:

The following table summarizes the purchase price (in thousands):

Cash paid to scPharma’s stockholders	$303,791
Cash paid to settle scPharma’s debt	82,626	C1
Fair value of CVR upon Closing Date	25,217	C2
Fair value of Bridge Financing forgiven	10,000
Total estimated consideration transferred	$421,634

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed (in thousands):

Cash and cash equivalents	$40,809
Accounts receivable	19,409
Inventory	12,126
Prepaid expenses and other current assets	3,938
Property and equipment	48

Other assets	1,478
Developed technology	194,000
IPR&D	129,600
Goodwill	40,357
Accounts payable	(4,026)
Accrued expenses and other current liabilities	(15,121)
Operating lease liability	(984)
$421,634

C1- As part of the Acquisition, MannKind agreed to repay and extinguish all outstanding obligations under an existing credit agreement and guaranty, by and among scPharma, the guarantors party thereto, the lenders party thereto and Perceptive Credit Holdings IV, LP (“Perceptive”) and repurchase Perceptive’ s rights to receive revenue payments pursuant to an existing revenue participation right purchase and sale agreement, by and between scPharma and Perceptive (together the "Perceptive Financings"). As such, the Perceptive Financings are not included as liabilities assumed. In accordance with the Merger Agreement, MannKind paid off and repurchased these amounts on the Closing Date. As the Perceptive Financings contained change of control clauses, the amounts paid to settle the Perceptive Financings are considered to be part of the purchase price.

C2- The stockholders of scPharma received one CVR for each share of scPharma common stock acquired in the Acquisition. The CVR represents a right to receive certain contingent payments up to an aggregate amount of $1.00 per CVR in cash, without interest, subject to any applicable withholding taxes, upon the achievement of certain regulatory and net sales milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the CVR Agreement. In addition, certain holders of scPharma Options and scPharma RSU Awards received CVRs in respect of such equity awards in accordance with the Merger Agreement. The Company performed a valuation to determine the fair value of the CVR liability which considered the potential range of estimated outcomes.

D-
Represents pro forma adjustment for the severance payment to certain employees of scPharma equal to $0.6 million payable upon the Closing Date and $2.6 million payable between the Closing Date and December 31, 2025.

Transaction Accounting Adjustments to Unaudited Pro Forma Consolidated and Combined Statements of Operations

The unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2024 and interim period ended June 30, 2025 reflect the following adjustments:

AA-
Represents the interest expense on the $325.0 million in draws under the Credit Agreement as if such draws were obtained on or prior to January 1, 2024 and were outstanding for the entire year ended December 31, 2024. The interest rate assumed for purposes of preparing this pro forma financial information was based off the term SOFR plus an applicable interest rate margin as of the Closing Date, and the impacts of the amortization of the debt issuance costs.

Draw of the Initial Term Loan on August 6, 2025	$ 75,000
Draw of the Incremental Term Loan upon the Closing Date	175,000
Draw of the Delayed Draw Term Loan upon the Closing Date	75,000
Principal drawn as of the Close Date	$325,000
Effective interest rate	9.49%
Interest expense for the year ended December 31, 2024	30,843
Interest expense for the six months ended June 30, 2025	15,422

BB-
The following table summarizes the estimated fair values of the scPharma’s identifiable amortizable intangible assets acquired in the Acquisition and their estimated useful lives including the incremental amortization for the periods presented calculated on a straight-line basis (in thousands, except useful lives):

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life (months)	Year Ended December 31, 2024	Six Months Ended June 30, 2025
Developed technology	194,000	180	$ 12,933	$ 6,467
Inventory fair value adjustment	(2,447)	12	(2,447)	-
Total			$ 10,486	$ 6,467

CC-
Represents the elimination of scPharma's historical stock-based compensation expense related to equity awards that were cancelled or settled in cash and CVRs on the Closing Date.

DD-
Represents the elimination of scPharma’s historical interest expense related the Perceptive Financings settled on the Closing Date discussed in the balance sheet adjustment C1.

EE-
Represents the adjustment to eliminate the change in fair value of scPharma's Perceptive Financings, which were settled as a result of the Acquisition.

FF-
Represents the estimated transaction costs associated with the Merger incurred by MannKind subsequent to the June 30, 2025. These costs will not affect the Company’s income statement beyond 12 months after the Closing Date.

GG-
Represents pro forma adjustment to accrue for the severance payments to certain employees that will be terminated at or near the Closing Date.

5. Pro Forma Net Loss Per Share

The unaudited pro forma combined statements of operations have been prepared with the historical weighted average shares outstanding of MannKind. There were no shares issued as part of the Acquisition, therefore no adjustments have been made to reflect such a change. The pro forma combined statements of operations resulted in a net loss for the six months ended June 30, 2025 and the year ended December 31, 2024, which resulted in certain dilutive securities becoming anti-dilutive.

(in thousands, except per share amounts)	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Net loss	$ (36,068)	$(96,856)
Weighted average shares outstanding of common stock	304,222	274,415
Net loss per common share, basic and diluted	$(0.12)	$(0.35)

For the six months ended June 30, 2025, diluted combined net income per share excluded the weighted average effect of 7.3 million shares of MannKind common stock underlying restricted stock units of MannKind (“MannKind RSUs”), 4.3 million shares of MannKind common stock underlying options to purchase shares of MannKind common stock (“MannKind Options”), 0.1 million shares sold pursuant to MannKind’s 2004 employee stock purchase plan (the “ESPP”), and 7.0 million common shares issuable upon conversion of MannKind's senior convertible notes, as they were antidilutive.

For the year ended December 31, 2024, diluted combined net income per share excluded the weighted average effect of 14.3 million shares underlying MannKind RSUs, 5.5 million shares of MannKind common stock underlying MannKind Options, 0.1 million shares sold pursuant to the ESPP, and 7.0 million shares of MannKind common stock issuable upon conversion of MannKind's senior convertible notes, as they were antidilutive.